UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

SITE Centers Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway
Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On February 13, 2025, the Board of Directors (the “Board”) of SITE Centers Corp. (the “Company”), in accordance with Section 4(i)(i) of Division B of Article FOURTH of the Company’s Fourth Amended and Restated Articles of Incorporation (as amended, the “Articles”), reduced the “Exempt Holder Limit” (as defined in the Articles) from 17.5% of the outstanding common shares, par value $0.10 per share, of the Company (“Common Shares”) to 7.5% of the outstanding Common Shares. As a result, pursuant to Section 4(b) of Division B of Article FOURTH of the Articles, the “Exempt Holder,” which includes, collectively, (x) Professor Werner Otto, his wife Maren Otto and/or all descendants of Professor Werner Otto, including, without limitation, Alexander Otto, (y) trusts or family foundations established for the benefit of the individuals named in (x) above and (z) other entities controlled by the individuals named in (x) above (or trusts or family foundations established for the benefit of those individuals) may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, no more than 7.5% of the outstanding Common Shares.

Concurrent with the reduction of the Exempt Holder Limit as described above, on February 13, 2025, the Board also increased the “Ownership Limit” (as defined in the Articles) from 5.0% of the outstanding Common Shares to 9.8% of the outstanding Common Shares. As a result, pursuant to Section 4(b) of Division B of Article FOURTH of the Articles, no “Person” (as defined in the Articles) may own more than 9.8% of the outstanding Common Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITE Centers Corp.

Date:	February 18, 2025	By:	/s/ Aaron M. Kitlowski
Name: Aaron M. Kitlowski Title: Executive Vice President, General Counsel and Secretary